Exhibit 10.22
LOAN AGREEMENT
dated as of December 29, 2005
between
GULFSTREAM INTERNATIONAL AIRLINES, INC.,
as Borrower,
and
IRWIN UNION BANK AND TRUST COMPANY,
as Lender

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EXHIBITS AND ATTACHMENTS

Page
ATTACHMENT 1 Description of Aircraft	1
ATTACHMENT 2 Borrower and Principal Loan Amount	4
ATTACHMENT 3 Basic Agreements	5

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LOAN AGREEMENT
     THIS LOAN AGREEMENT, dated as of December 29, 2005, is by and between Gulfstream International Airlines, Inc., a Florida corporation, as borrower (the “Borrower”), and Irwin Union Bank and Trust Company, as Lender (together with its successors and assigns, the “Lender”).
     The parties hereto hereby agree as follows:
1. DEFINITIONS.
     1.1 Defined Terms. As used in this Loan Agreement, the following terms will have the following meanings:
     (a) “Act” means those portions of Title 49 of the United States Code formerly known as the Federal Aviation Act.
     (b) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls or is controlled by or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     (c) “Agreement” or “Loan Agreement” means this Loan Agreement, as amended, supplemented or otherwise modified from time to time.
     (d) “Aircraft” means, collectively, the Airframe, the Engines, the Propellers and the Parts. Unless otherwise indicated by the context, the term “Aircraft” will include the Aircraft Documents.
     (e) “Aircraft Documents” means all books, manuals, logs, records, writings, data, information and other like property relating to the Aircraft, Engines, Propellers or any Part thereof (including, without limitation, any warranties).
     (f) “Airframe” means, collectively, the seven Embraer Brasilia EMB-120ER Turboprop airframes described in Attachment 1 hereto.
     (g) “After-Tax Basis” means, with respect to any payment to be received or accrued by an Indemnitee, the amount of such payment supplemented by a further payment or payments (which shall be payable either simultaneously or, in the event that Taxes resulting from the receipt or accrual of such payment are not actually payable in the year of receipt or accrual, at the time or times such Taxes are actually payable) so that the sum of all such payments, after deduction of all Taxes actually payable to any Governmental Authority as a result of the receipt or accrual of such payments (which, in the case of the Lender, shall be computed using the highest marginal federal income tax rate generally applicable to corporations and the Lender’s actual composite state and local income tax rate), and after taking into account all tax savings realized or to be realized by such Indemnitee as a result of the event giving rise to such payment, shall be equal to the payment due to be received or accrued by such Indemnitee.
     (h) “Basic Agreements” means this Loan Agreement, the Note and the Security Agreements identified on Attachment 3 hereto, together with all notices, consents, certificates and other documents from time to time issued or entered into by the Borrower or the Lender pursuant to or in connection with any thereof.
     (i) “Business Day” means any day other than a Saturday or Sunday or a day on which banks in Utah or Florida are required or authorized to be closed.
     (j) “Citizen of the United States” is defined in Section 40102(a)(15) of Title 49 of the United States Code.
     (k) “Collateral” means the “Mortgaged Property” as defined in the Security Agreement (which will in any event include the Aircraft, the Aircraft Documents, the rights of the Borrower under all policies of insurance relating to the Aircraft and all other property purportedly subject to a Security Interest pursuant to the Security Agreement).
     (l) “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     (m) “Default” means any of the events specified in Section 6, whether or not any requirement for the giving of notice, the passage of time, or both, or any other condition, has been satisfied.
     (n) “Default Rate” means Four Percent (4%) per annum above the Interest Rate, computed on the basis of a three hundred sixty (360) day year in equal months of thirty (30) days.
     (o) “Engine” or “Engines” means (i) each of the engines specified in Attachment 1 hereto whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (ii) any Replacement Engine whether or not from time to time installed on the Airframe or any other airframe or on any other aircraft, together in each case with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine so long as title to such Parts will remain vested in the Borrower. At such time as a Replacement Engine will be substituted hereunder and the Engine for which the substitution is made will be released, such replaced Engine will cease to be an Engine hereunder.
     (p) “Event of Default” means any of the events mentioned in Section 6, provided that any requirement for the giving of notice, the passage of time, or both, or any other condition, has been satisfied.

     (q) “Event of Loss” with respect to any Airframe, Engine or Propeller means any of the following events: (i) the loss thereof or the loss of the use thereof due to destruction or damage beyond repair which renders repair uneconomic or which renders such Airframe, Engine or Propeller permanently unfit for normal use from any reason whatsoever; (ii) any damage thereto (including any requiring the completion of an FAA Form 337, “Major Repair And Alteration Statement”) which results in an insurance settlement with respect to such Airframe, Engine or Propeller on the basis of total loss; (iii) the theft, disappearance, condemnation, confiscation, attachment, sequestration, distraint or seizure thereof, or requisition of title to or use or possession thereof, for a period of sixty (60) consecutive days (or, if earlier, extending through the Maturity Date of the Note); (iv) the operation or location of any Aircraft, while under condemnation, confiscation, seizure or requisition by a government other than the United States government or subdivision thereof, for a continuous period of at least 60 days (or, if earlier, extending through the Maturity Date of the Note) or otherwise in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the provisions of this Agreement or the Security Agreement; or (v) in the event any Aircraft is requisitioned by the United States Government or subdivision thereof and such requisition extends beyond the maturity date of the Note or during the period of requisition Borrower fails to make payment as scheduled under the Note. The date of such Event of Loss shall be the date of such loss, damage, condemnation, taking or requisition.
     (r) “Event of Loss Payment” means the proceeds of any insurance, or any compensation, requisition, or similar payment, arising in respect of an Event of Loss.
     (s) “Expense” means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees, costs of investigation of whatsoever kind and nature and expenses and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Basic Agreements, but excluding internal costs and expenses such as salaries and overhead).
     (t) “FAA” means the Federal Aviation Administration, or any successor governmental agency acting in a substantially similar capacity.
     (u) “FAR” means the Federal Aviation Regulations issued by the FAA, in effect from time to time.
     (v) “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     (w) “Guarantor” means SkyWest, Inc., a Utah corporation.

     (x) “Guaranty” means the Guaranty, dated as of the Loan Date, executed by the Guarantor in favor of the Lender in which the Guarantor guarantees the payment and performance of the Borrower’s Obligations.
     (y) “Indemnitee” has the meaning assigned thereto in Section 2.8 hereof.
     (z) “Interest Rate” means 6.95% per annum computed on the basis of a three hundred sixty (360) day year in equal months of thirty (30) days or, if applicable, the Default Rate.
     (aa) “Lender” means Irwin Union Bank and Trust Company, the address of which is 224 South 200 West, Suite 100, Salt Lake City, Utah 84101, and its respective successors and assigns.
     (bb) “Loan” has the meaning assigned thereto in Section 2.1.
     (cc) “Loan Amount” means the principal balance of the Loan together with any amounts specified in this Loan Agreement recoverable against the Borrower with respect thereto. The principal amount of the Loan is set forth on Attachment 2 hereto.
     (dd) “Loan and Security Documents” means, collectively, the Security Agreements, this Loan Agreement, and the Promissory Note from the Borrower in favor of the Lender.
     (ee) “Loan Date” means the date of this Loan Agreement, or if different, the date of the advance of the Loan under this Loan Agreement.
     (ff) “Maturity Date” means the Maturity Date set forth in the Note, substantially in the form of Exhibit A hereto.
     (gg) “Maximum Aggregate Loan Amount” means $8,568,000.00.
     (hh) “Note” or “Notes” has the meaning assigned thereto in Section 2.2, and any Note or Notes issued in exchange or replacement therefor pursuant to the provisions hereof.
     (ii) “Obligations” has the meaning of “Secured Obligations” specified in the Security Agreement.
     (jj) “Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines or complete Propellers or propellers), which are from time to time incorporated or installed in or attached to any Airframe, Engine or Propeller and all such items which are subsequently removed therefrom so long as title thereto shall not vest in the Borrower.
     (kk) “Payment Date” has the meaning specified in the Note.

     (ll) “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     (mm) “Prepayment Fee” has the meaning assigned thereto in Section 2.3(b)
     hereof.
     (nn) “Propeller” or “Propellers” means (i) each of the propellers specified in Attachment 1 hereto whether or not from time to time installed on an Airframe or installed on any other airframe or on any other aircraft, and (ii) any Replacement Propeller whether or not from time to time installed on an Airframe or any other airframe or on any other aircraft, together in each case with any and all Parts incorporated in such Propeller and any and all Parts removed from such Propeller so long as title to such Parts will remain vested in the Borrower. At such time as a Replacement Propeller will be substituted hereunder and the Propeller for which the substitution is made will be released, such replaced Propeller will cease to be a Propeller hereunder.
     (oo) “Replacement Engine” means any engine substituted for an Engine pursuant to the applicable Security Agreement.
     (pp) “Replacement Propeller” means any propeller substituted for a Propeller pursuant to the applicable Security Agreement.
     (qq) “Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator, court, or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     (rr) “Responsible Officer” means the chief executive officer, the president, or a vice president of a Person and any other officer of a Person that the Lender and the Borrower agree to in writing.
     (ss) “Security Agreements” means, collectively, the Aircraft Mortgage and Security Agreements, dated as of the date hereof, by and between the Borrower and the Lender in favor of the Lender, as supplemented, relating to the Aircraft identified in Attachment 1 hereto and substantially in the form of Exhibit B hereto.
     (tt) “Security Interest” means any mortgage, security interest, charge, pledge, hypothecation, assignment, right of possession or detention, encumbrance, claim, lease, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
     (uu) “Taxes” income, property, ad valorem, value added, stamp, documentary or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     (vv) “US$”, “$”, “Dollars” and “dollars” means the lawful currency of the United States of America.
     1.2 Interpretation. References in this Loan Agreement to:
     (a) sections, subsections or schedules are, unless otherwise specified, references to sections or subsections of, and schedules to, this Loan Agreement;
     (b) any statutory or other legislative provisions, or the rules and regulations thereunder, will be construed as including any statutory or legislative modification or reenactment or repromulgation thereof, or any provision enacted or promulgated in substitution therefor;
     (c) any agreement or instrument will include such agreement or instrument as it may from time to time be amended, modified, supplemented or substituted;
     (d) an “agreement” will also include a concession, contract, deed, franchise, license, treaty or undertaking (in each case, whether oral or written);
     (e) unless otherwise defined in Section 1.1, defined terms used herein will have the meanings set forth in the Security Agreements;
     (f) headings are for ease of reference only and, unless otherwise indicated by the context, words importing the singular number only will include the plural and vice versa, and words importing neuter gender will include the masculine and feminine gender; and
     (g) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Loan Agreement will refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement, and Section, subsection, Schedule and Exhibit references are to this Loan Agreement unless otherwise specified.
2. THE LOAN.
     2.1 General. Subject to the terms and conditions hereof, the Lender agrees to make a loan (the “Loan”) to the Borrower in the Loan Amount with respect to the Aircraft, in a single advance upon the Loan Date.
     2.2 Note. The Loan will be evidenced by a promissory note of the Borrower dated the Loan Date, maturing December 29, 2010 and otherwise in the form of Exhibit A hereto (the “Note”), payable to the Lender or its assigns, in an aggregate principal amount not to exceed the Maximum Aggregate Loan Amount. Interest under the Note will be payable as set forth in Section 2.4 hereof. The Lender may record the amount of each payment of principal and interest on the Loan on a schedule annexed to and constituting a part of the Note, and any such recordation will constitute prima facie (but not conclusive) evidence of the accuracy of the information so recorded. No failure to make any such notations will affect the validity of the Borrower’s obligations to repay the full unpaid principal amount of the Loan or the duties of Borrower hereunder or thereunder. The Note will (a) refer to this Loan Agreement, (b) refer to the Aircraft; and (c) be stated to be repaid in installments on each Payment Date in accordance with Section 2.4 hereof, with a final installment on the Maturity Date of all remaining principal, accrued interest, and any Prepayment Fee.
     2.3 Prepayments.
     (a) Mandatory Prepayment Upon Event of Loss.
     (i) Upon the occurrence of an Event of Loss, the Borrower will forthwith (and in any event immediately after obtaining knowledge of such occurrence) give to the Lender written notice of such Event of Loss.
     (ii) Borrower shall make take all other actions and make all payments with respect to that Event of Loss as required by Section 3.3 of the applicable Security Agreement.
     (b) Other Prepayments. Except as set forth herein, prepayments of the Note will not be permitted. Borrower may prepay all but not any part of the principal amount of the Loan before final maturity upon payment to the Lender of a prepayment fee (“Prepayment Fee”) in accordance with the following schedule: (a) during the first 12 months of the term of the Note, a prepayment fee equal to four percent (4%) of the remaining principal amount of the Note to be prepaid; (b) during the second 12 months of the term of the Note, a prepayment fee equal to three percent (3%) of the remaining principal amount of the Note to be prepaid; (c) during the third 12 months of the term of the Note, a prepayment fee equal to two percent (2%) of the remaining principal amount of the Note to be prepaid; (d) during the fourth 12 months of the term of the Note, a prepayment fee equal to one percent (1%) of the remaining principal amount of the Note to be prepaid; and (e) during the fifth 12 months of the term of the Note, a prepayment fee equal to one percent (1%) of the remaining principal amount of the Note to be prepaid.
     (c) No Reborrowing. Amounts paid or prepaid on account of the Loan may not be reborrowed.
     (d) Allocation. Allocation and distribution of all amounts received by the Lender pursuant to this Section 2.3 will be made in the order set forth in Section 2.4.
     2.4 Interest Rates and Payment Dates.
     (a) The Loan will bear interest at the Interest Rate (calculated on a year of three hundred sixty (360) days on a daily basis for the actual number of days the unpaid principal balance is outstanding) on the unpaid principal amount thereof from time to time outstanding, payable in arrears on each Payment Date until maturity. The Loan will mature on the Maturity Date. The principal amount of the Loan will be payable on the dates and in the installments specified in the Note. Notwithstanding the foregoing, the final payment made under the Note will be in an amount sufficient to discharge in full the unpaid principal amount, and all accrued and unpaid interest on, and any other amounts (including any Prepayment Fee) due under, the Note, this Loan Agreement and the

Security Agreements. The Borrower will pay the Lender, on demand, interest at the Default Rate on any part of the principal amount, and to the extent permitted by applicable law, interest, any Prepayment Fee and any other amounts payable hereunder or under the Note not paid when due for any period during which the same will be overdue, in each case for the period the same is overdue. Amounts will be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).
     (b) Each Loan Payment will be applied to the Loan and distributed by the Lender as follows:
          First, so much of such funds as is required for the purpose will be retained by the Lender to pay any fees (including any Prepayment Fee), costs, charges, or expenses, if any (including, without limitation, interest on overdue amounts), due and payable to the Lender hereunder or under any other Basic Agreement;
          Second, if any amounts remain after satisfying the amounts specified in clause First above, so much of such funds as required for the purpose will be applied to pay in full the aggregate amount of interest then due under the Note;
          Third, if any amounts remain after satisfying the amounts specified in clauses First through Second above, such remaining amounts will be applied to pay the then due and owing principal payments;
          Fourth, if any amounts will remain after satisfying the amounts specified in clauses First through Third above, so much of such funds as will be required for the purpose will be retained by the Lender to pay in full all other amounts due and owing to it hereunder or under any other Basic Agreement; and
          Fifth, if any amounts remain after satisfying the amounts specified in clauses First through Fourth above, the balance, if any, will be remitted by the Lender to the Borrower.
     2.5 Payments. All payments (including any prepayments) to be made by the Borrower hereunder, under the Note and under any other Basic Agreement, whether on account of principal, interest, Prepayment Fee, other fees or otherwise, will be made without deduction, set-off or counterclaim and will be made prior to 2:00 p.m., Mountain Standard time, on the due date therefor to the Lender in accordance with the payment instructions specified in Section 7.2, in Dollars and by wire transfer of immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment will be due and payable on the immediately succeeding Business Day.
     2.6 Mutilation, Destruction, Loss or Theft. If the Note is mutilated, destroyed, lost or stolen, the Borrower will, upon the written request and at the expense of the Lender execute and deliver to the Lender, in replacement thereof, a new Note in the same face amount, with the same designation and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note will be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the holder of such Note will furnish to the Borrower such indemnity as may reasonably be required by the Borrower to save it harmless and evidence reasonably satisfactory to the Borrower of the destruction, loss or theft of such Note and the ownership thereof.
     2.7 General Indemnity. The Borrower hereby agrees to defend, indemnify, save and keep harmless, on an After-Tax Basis, the Lender together with its officers, directors, agents, employees and affiliates (each, an “Indemnitee”) against, and agrees to protect, save and keep harmless each Indemnitee from (whether or not the transactions contemplated herein or in any of the other Basic Agreements are consummated), any and all Expenses imposed on, incurred by or asserted against the Indemnitee, in any way relating to or arising out of or which would not have occurred but for:
     (a) the Basic Agreements, the consummation of the transactions contemplated thereby, the failure of Borrower to perform its obligations under the Basic Agreements, or the enforcement of any of the terms thereof;
     (b) the manufacture, design, purchase, resale, lease, acceptance or rejection of any Airframe, Engine, Propeller or Part;
     (c) an Aircraft (or any portion thereof) or any engine or propeller installed on any Airframe or any airframe on which an Engine or a Propeller is installed whether or not arising out of the manufacture, purchase, registration, re-registration, refinancing, financing, ownership, delivery, nondelivery, lease, sublease, possession, use or non-use, operation, maintenance, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of such Aircraft (or any portion thereof), including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement.
          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee will promptly after receiving such notice give notice of such claim to the Borrower provided that the failure to provide such notice will not release the Borrower from any of its obligations to indemnify hereunder, except to the extent such failure results in an increase in the Expenses payable hereunder, but only to the extent of such increase; and no payment by the Borrower to such Indemnitee pursuant to this Section 2.7 will be deemed to constitute a waiver or release of any right or remedy which the Borrower may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Borrower such notice. The Borrower will be entitled, at its sole cost and expense (and acting through counsel reasonably acceptable to such Indemnitee):
     (1) (so long as the Borrower has agreed in a writing reasonably acceptable to such Indemnitee that the Borrower is liable to such Indemnitee for such Expense, if any) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof;
     (2) (so long as the Borrower has agreed in a writing reasonably acceptable to such Indemnitee for such Indemnitee that the Borrower is liable to such Indemnitee for such Expense, if any) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Basic Agreements, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee will use its best efforts to obtain such severance); and
     (3) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at the Borrower’s sole expense, to participate therein.
          Such Indemnitee will supply the Borrower with such information reasonably requested by the Borrower as is necessary or advisable for the Borrower to control or participate in any proceeding to the extent permitted by this Section 2.7. Such Indemnitee will not (unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 2.7) enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Borrower.
          Upon payment of any Expense pursuant to this Section 2.7, the Borrower, without any further action, will be subrogated to any claims such Indemnitee may have relating thereto. Such Indemnitee at the Borrower’s expense agrees to give such further assurances or agreements and to cooperate with the Borrower to permit the Borrower to pursue such claims, if any, to the extent reasonably requested by the Borrower.
          The Borrower agrees to pay each Expense within five (5) Business Days of demand therefor; provided that such amount shall not be due in the event such Indemnitee has failed to provide reasonably adequate information to the Borrower regarding such demand; and provided, further, that the Borrower shall be entitled to contest such Expense as provided for in this Section 2.7. In the event the Borrower contests such Expense, such Expense shall be payable at the time such Expense is due as set forth herein. To the extent permitted by applicable law, interest at the Interest Rate will be paid, on demand, on any Expense or other amount or indemnity not paid when due pursuant to this Section 2.7 until the same will be paid. Such interest will be paid in the same manner as the unpaid amount in respect of which such interest is due.
     2.8 General Tax Indemnity.
     (a) Indemnity. Except as provided in this Section 2.8, the Borrower hereby agrees to pay or cause to be paid when due, and will indemnify and hold harmless the Indemnitee on an After-Tax Basis, from and against, any and all Taxes howsoever imposed or levied on or asserted against, from time to time, the Indemnitee, the Borrower, the Aircraft, any Airframe, any Engine, any Propeller or any Part or any interest therein by any Governmental Authority on, with respect to, based on or measured by: (A) the Aircraft, any Airframe, any Engine, any Propeller or any Part thereof or interest therein whether or not arising out of the manufacture, purchase, acceptance, delivery, redelivery, transport, registration, reregistration, deregistration, possession, operation, location, use, presence, condition, alteration, maintenance, repair, return, storage, repossession, disposition, abandonment, installation, charter, leasing, subleasing, modification, transfer, importation, exportation or other disposition of, or the imposition of any lien on, the Aircraft, any Airframe, any Engine, any Propeller or any Part or interest therein; (B) any payments made pursuant to any of the Basic Agreements; or (C) otherwise with respect to or in connection with the execution, delivery, enforcement, amendment or supplement to the Basic Agreements or the transactions contemplated by the Basic Agreements.
     (b) Exclusions from Indemnity. The provisions of this Section 2.8 will not apply to: (A) Taxes imposed upon or measured by the net income, profits or gains of the Indemnitee by any Governmental Authority (other than net income, profits or gains Taxes imposed by any Governmental Authority which the Indemnitee would not have been subject to but for: (i) the use, operation, presence or registration of the Aircraft, any Airframe, any Engine, any Propeller or any Part in the jurisdiction imposing the Tax or (ii) any payment by or on behalf of the Borrower in the jurisdiction imposing such Tax; (B) Taxes caused solely by the gross negligence or willful misconduct of the Indemnitee; (C) penalties, additions to Taxes, charges or interest to the extent arising out of the failure of the Indemnitee to pay Taxes (other than Taxes which the Borrower is obligated to pay pursuant to this Section 2.8 and not paid to the Indemnitee pursuant to Section 2.8(d)); (D) Taxes arising out of the assignment, sale or other transfer of the Loan or any part thereof by the Indemnitee; and (E) Taxes which are greater by reason of the assignment, sale or other transfer of the Loan or any part thereof by the Indemnitee.
     (c) Reports. The Borrower will provide, promptly upon request, such information as may be reasonably requested by the Indemnitee or required to enable the Indemnitee to timely and properly fulfill its tax filing requirements with respect to the transactions contemplated by the Basic Agreements. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 2.8, the Borrower will notify the Indemnitee and timely file the same (except for any such report, return or statement which the Indemnitee intends to file itself (and so notifies the Borrower in writing) or for income tax returns or any other return, report or statement which the Indemnitee is required by law to file in its own name). The Borrower will either file such report, return or statement and send a copy of such report, return or statement to the Indemnitee or, where the Borrower is not permitted to file such report, return or statement or the Indemnitee otherwise intends to file such report return or statement itself, the Borrower will prepare and deliver such report, return or statement to the Indemnitee no later than thirty (30) Business Days prior to the time such report, return or statement is to be filed.
     (d) Payment. The Borrower will pay any Tax for which it is liable pursuant to this Section 2.8 in immediately available funds directly to the appropriate Governmental Authority or, upon written demand of the Indemnitee, to such Indemnitee, but in no event will such payment be required more than five (5) Business Days prior to the date such Tax is due. The Indemnitee will promptly forward to the Borrower any notice, bill or advice in the nature of a notice or bill received by it concerning any Tax; provided, however, failure to provide any such notice or bill will not relieve the Borrower of its obligations hereunder. As soon as practical after each payment of any Tax by the Borrower directly to any Governmental Authority, the Borrower will furnish the Indemnitee with the original or a certified copy of a receipt for the Borrower’s payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to the Indemnitee.
     (e) Tax Contests. If any Governmental Authority proposes to impose a Tax for which the Borrower would be required to make an indemnity payment to the Indemnitee under this Section 2.8, the Borrower may, at its own cost and expense, contest by: (i) resisting payment thereof, if practicable; (ii) not paying the same except under protest, if protest will be necessary and proper; and (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative proceedings.
          Notwithstanding anything to the contrary in this Section 2.8, no contest will be required or permitted unless: (i) the Borrower is permitted under applicable law to make such claim; (ii) no Event of Default will have occurred and be continuing; and (iii) the Indemnitee will have reasonably determined that the contest will not create a material risk of a sale, forfeiture or loss of, or creation of any lien on the Aircraft, or any portion thereof or interest therein.
          All indemnities, obligations and payments contemplated in this Section 2.8 will survive and remain in full force and effect, notwithstanding the expiration or termination of this Loan Agreement and the payment of the Note and all other amounts payable hereunder.
3. CONDITIONS PRECEDENT TO LOAN.
     The agreement and obligation of the Lender to make the Loan to the Borrower are subject to the satisfaction (or waiver by the Lender, which waiver will be in writing and signed by the Lender) of the following conditions precedent:
     3.1 Payment of Fees. The Borrower has deposited $15,000 to be applied to the closing costs incurred by the Lender. In the event the costs of closing exceed that deposit, the resulting shortfall, together with the origination fee quoted by the Lender to the Borrower, shall be paid with proceeds from the Loan, which closing costs include without limitation the reasonable fees and expenses of the Lender’s counsel, Ray Quinney & Nebeker P.C., and the reasonable fees and expenses of special FAA counsel, Daugherty, Fowler, Peregrin, Haught & Jenson. Any remaining portion of the deposit not used to pay obligations owed to the Lender shall be returned to the Borrower.
     3.2 Basic Agreements. The Lender will have received each of the Basic Agreements with respect to the Aircraft, duly authorized, executed and delivered by each of the parties thereto, in each case in form and substance satisfactory to the Lender;
     3.3 Incumbency Certificate. The Lender will have received a duly executed officer’s incumbency certificate of each of the Borrower and the Guarantor, in form and substance satisfactory to the Lender;

     3.4 Insurance Certificates. The Lender will have received independent insurance broker’s certificates, in form and substance satisfactory to the Lender, with respect to the Aircraft (including, without limitation, the Engines and Propellers), evidencing maintenance of insurance in compliance with the Security Agreements, and naming the Lender as an additional insured and as loss payee;
     3.5 Undertakings. The Lender will have received an insurance broker’s letter of undertaking, in form and substance satisfactory to the Lender;
     3.6 Due Authorization. The Lender will have received a copy of the resolutions of the Board of Directors or other competent authority of each of the Borrower and the Guarantor with respect to the due authorization of the transactions contemplated by this Loan Agreement, the other Basic Agreements and, in the case of the Guarantor, the Guaranty, certified by each such entity;
     3.7 Organizational Documents. The Lender will have received true and complete copies, certified by an officer of each of the Borrower and the Guarantor, as appropriate of (i) the organizational documents of the Borrower and the Guarantor; (ii) the articles of incorporation and bylaws of the Borrower and the Guarantor and (iii) a good standing certificate for the Borrower and the Guarantor;
     3.8 No Conflict. The consummation of the transactions contemplated hereby will not contravene, violate or conflict with, nor involve the Lender in any violation of, any Requirement of Law or Contractual Obligation of the Borrower or the Guarantor;
     3.9 Opinions of Counsel. The Lender will have received, at the Borrower’s expense, the legal opinion of Thomas P. Cooper, in-house counsel to the Borrower (which shall include an opinion that the Lender is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Aircraft in the event of a proceeding under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor), and the legal opinion of Daugherty Fowler Peregrin Haught and Jenson, special FAA counsel;
     3.10 Approvals and Consents. The Lender will have received a copy, certified as true and correct by an officer of each of the Borrower and the Guarantor, of each approval and consent, if any, of any governmental or other regulatory authorities in the United States, which are necessary for the execution, performance and delivery of each of the Basic Agreements by each of the parties thereto;
     3.11 No Security Interests. The Lender will have received evidence satisfactory to the Lender that the Aircraft and all other Collateral is the property of the Borrower free and clear of any and all Security Interests and adverse claims or rights (other than the Security Interest granted by the Borrower in favor of the Lender pursuant to the Security Agreements, and Permitted Liens as defined in and allowed by the Security Agreements), and that the Lender has, or will on the closing date hereof have, a first priority perfected Security Interest therein;
     3.12 No Actions or Proceedings. No action or proceeding will have been instituted nor will any governmental action be threatened before any Governmental Authority, nor will any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority pertaining in any way to the Aircraft, any Engine, any Propeller, any Part, or the transactions contemplated by this Loan Agreement;
     3.13 Representations and Warranties. The representations and warranties made by each of (1) the Borrower in this Loan Agreement and/or each other Basic Agreement to which it is a party and (2) the Guarantor in the Guaranty, will be true and correct on and as of the date hereof (and the Lender will have received a certificate of an officer of each of the Borrower and the Guarantor to such effect);
     3.14 Guaranty. The Lender will have received a Guaranty, dated as of the Loan Date, in the form of Exhibit C hereto, executed by the Guarantor in favor of the Lender in which the Guarantor guarantees the payment and performance of the Borrower’s Obligations.
     3.15 Additional Documents. The Lender will have received such further documents, instruments, certificates and agreements as the Lender will reasonably require in connection with the transactions contemplated by the Basic Agreements (and any such document, instrument, certificate or agreement will be in form and substance satisfactory to the Lender).
     3.16 Section 1110 Protection. The Lender shall be entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Aircraft in the event of a proceeding under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor.
4. REPRESENTATIONS AND WARRANTIES.
     4.1 Representations and Warranties of the Borrower. In order to induce the Lender to enter into this Loan Agreement and to make the Loan hereunder, the Borrower hereby represents and warrants to the Lender, as of the date hereof, that:
     (a) No Default or Event of Loss. No event has occurred which constitutes, or with the giving of notice and/or the passage of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Borrower or any of its assets is bound or affected, including but not limited to the Loan and Security Documents. No Default or Event of Default has occurred or will occur solely as a result of the consummation of the transactions contemplated hereby. To the best of the Borrower’s knowledge, no Event of Loss or event which, with the passage of time, would become an Event of Loss, has occurred.
     (b) Litigation. No litigation, arbitration or administrative proceeding or claim is presently in progress or pending or, to the best of the Borrower’s knowledge, threatened against (or involving) the Borrower which could have an adverse effect on the ability of the Borrower to perform its obligations under any of the Basic Agreements. No litigation, arbitration or administrative proceeding or claim is presently in progress or pending or threatened against (or involving) any of the Aircraft, any of the other Collateral or the transactions contemplated hereby or by any of the other Basic Agreements.

     (c) State of Organization. The full and correct name of the Borrower is set forth on Attachment 2 hereto, the Borrower is a Florida corporation, the chief executive office and chief executive place of business of the Borrower is located at 1815 Griffin Road, Suite 400, Dania, Florida 33004, and the Borrower will not change its name or the jurisdiction of its organization or in any event be “located” (for purposes of the Uniform Commercial Code in effect in the State of Florida) in any jurisdiction other than the one in which it is located in as of the date of this Loan Agreement without the prior written consent of the Lender (which consent will not be unreasonably withheld).
     (d) Security Documents. Except for (i) the timely filing of financing statements (and continuation statements at periodic intervals) with respect to the Security Interests created by the Security Agreements, (ii) the timely filing of the Security Agreements with the FAA, and (iii) the taking of possession by the Lender of the original counterparts of the Basic Agreements, no further action is necessary upon making the Loan hereunder in order to establish and perfect (to the extent such establishment and perfection is governed by the laws of the United States and the constituent states) the Lender’s first priority security interest in the Aircraft and the other Collateral as against any creditors (other than as to creditors mandatorily preferred by law) of and purchasers from the Borrower.
     (e) Title to Aircraft. The Borrower represents and warrants that it has, and on the Loan Date will have, good and marketable title to the Aircraft free and clear of any and all Security Interests and claims of Persons (other than the Security Interests granted by the Borrower in favor of the Lender pursuant to the Security Agreements and Permitted Liens as defined in and allowed by the Security Agreements).
     (f) Existence; Compliance with Law. The Borrower has the power and authority, and the legal right, to conduct the business in which it is currently engaged, is in compliance with its organizational documents, and is in compliance in all material respects with all Requirements of Law applicable to it.
     (g) Powers and Authorizations. The Borrower has the power and authority to make, deliver and perform the transactions contemplated in the Basic Agreements to which it is a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowing hereunder or with the execution, delivery, or performance by the Borrower, or the validity or enforceability against the Borrower of the Basic Agreements to which the Borrower is a party, except filings in order to perfect the Security Interests created by the Security Agreements. This Loan Agreement has been, and each other Basic Agreement to which the Borrower is or is to be a party will be, duly authorized, executed and delivered on behalf of the Borrower. This Loan Agreement constitutes, and each other Basic Agreement to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (h) No Legal Bar. The execution, delivery and performance of this Loan Agreement, the other Basic Agreements, the borrowings hereunder and the use of the proceeds thereof and the creation of the liens under certain of the other Basic Agreements will not violate any Requirement of Law or Contractual Obligation of the Borrower or the organizational documents of the Borrower and will not result in, or require, the creation or imposition of any Security Interest on any of its other properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
     (i) Citizenship. The Borrower is a Citizen of the United States.
5. GENERAL COVENANTS.
     So long as any Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under any other Basic Agreement, the Borrower hereby agrees that:
     5.1 Notices. The Borrower will furnish to the Lender:
     (a) promptly upon a Responsible Officer of the Borrower having actual knowledge of the same, notice of the occurrence of any Default, Event of Default or Event of Loss; and
     (b) promptly upon a Responsible Officer of the Borrower having actual knowledge that the same is threatened or pending and immediately after so having actual knowledge of the commencement thereof, notice of all litigation or administrative or arbitration proceedings before or of any Governmental Authority or of any other event adversely affecting any of the Aircraft or any of the other Collateral.
     5.2 No Security Interest. The Borrower agrees not to create, incur, assume or suffer to exist any Security Interest on the Aircraft or any of the other Collateral (other than the Security Interests constituted by the Security Agreements or Permitted Liens as defined in and allowed by the Security Agreements), and will promptly take any and all necessary action, at its own expense, to remove and release any such Security Interest and will promptly reimburse and indemnify the Collateral and the Lender for any loss incurred as a result of any such Security Interest.
     5.3 No Transfers. The Borrower will not assign or otherwise transfer or sell the Aircraft or any other part of the Collateral without the prior written consent of the Lender, which, provided there is no Event of Default, shall not be unreasonably withheld.
     5.4 Further Assurances. From time to time the Borrower agrees that it will perform all such acts, execute, acknowledge and deliver all such instruments and make all filings and recordings in all jurisdictions as it will be reasonably requested by the Lender to do or execute for the purpose of fully carrying out and effectuating this Loan Agreement and the other Basic Agreements and the intent hereof and thereof and reasonably assuring the title to and the validity, perfection and first priority of the Security Interest on the Collateral created thereby.
     5.5 Payment of Obligations. To the extent the Borrower has not paid (or cause to be paid) its indebtedness or obligations relating to the Collateral and payment is necessary or desirable for the Lender to obtain the benefits of its Collateral, the Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its indebtedness and obligations relating to the Collateral, excluding principal of, interest on and any Prepayment Fee on the Loan, but including taxes, duties, assessments, governmental charges and the like.
     5.6 Compliance with Laws. The Borrower will comply with all Requirements of Law of which it is aware in connection with the ownership and use of the Aircraft and its other properties and assets. The Borrower will at all times (i) preserve and maintain in full force and effect its qualification to do business in each jurisdiction in which the conduct of its business requires such qualification, and (ii) obtain and maintain in full force and effect all consents, approvals, licenses and franchises required at any time in connection with the registration, ownership, use and maintenance of the Aircraft and its other properties and businesses.
     5.7 Citizenship of Borrower; Aircraft Registration. The Borrower will keep the Aircraft registered in the United States at all times during the term of the Loan. In addition, Borrower will maintain its status as a Citizen of the United States during the term of the Loan. Without limiting the foregoing, the Borrower agrees that if (i) it will not be a Citizen of the United States (without regard to limitations on control or other voting trust arrangements) and (ii) the Aircraft will be, or would therefore become, ineligible for registration in the name of the Borrower under Title 49 of the United States Code (otherwise known as the Transportation Code) and regulations then applicable thereunder as a result thereof, then the Borrower will (at its own expense) as soon as is reasonably practicable but in any event within sixty (60) days after obtaining actual knowledge of such ineligibility and of such loss of citizenship, effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft. If the Borrower fails to effect appropriate arrangements within such sixty (60) day period, then the Borrower will (at its own expense and without any reimbursement or indemnification) forthwith take such other action as may be necessary to prevent the deregistration of such Aircraft under Title 49 of the United States Code or to maintain such registration of the Aircraft or to make possible such registration of such Aircraft in the United States. It is understood that the Borrower will be liable to the Lender for any damages which may be incurred by the Lender as a result of the Borrower’s failure to comply with its obligations pursuant to this Section 5.7.
     5.8 Financial Covenant. The Borrower shall maintain a ratio (the “Fixed Charge Coverage Ratio”) greater than 1.00 to 1.00, which is defined as the sum of each four trailing calendar quarters’ earning before depreciation, interest, and operating lease expense divided by the sum of interest expense and operating leases and current maturities of long term debt.
     5.9 Financial Reporting. The Borrower shall provide to Lender audited financial statements for the Borrower (with an unqualified opinion from an accounting firm acceptable to Lender with 120 days of their respective fiscal year-ends). The Borrower shall also provide to Lender quarterly financial statements for Borrower within 60 days of each quarter, which shall include a calculation of the Fixed Charge Coverage Ratio and a compliance certificate stating that the Borrower is in compliance with this Agreement.

     5.10 Operations. The Borrower shall not engage in any business activities, or operations substantially different from or unrelated to its present business activities and operations.
6. EVENTS OF DEFAULT. If any of the following events will occur and be continuing:
     (a) the Borrower fails to pay to the Lender any amount due hereunder (including, without limitation, the expenses of the Lender payable pursuant to Section 7.5 hereof, under the Note or under any of the other Basic Agreements) on the due date therefor and in any case such amount remains outstanding for five (5) Business Days after such due date; or
     (b) the Borrower fails to observe or perform any of its obligations or covenants set forth in Section 5.2 or 5.3 hereof or the Borrower; or
     (c) the Borrower fails to observe or perform any of its obligations or covenants (other than the obligations mentioned in Sections 6(a) and 6(b)) under this Loan Agreement or under any of the other Basic Agreements and (except with respect to the obligations and covenants set forth in Sections 5.2 and 5.3 hereof with respect to which there is no grace period) such failure, if capable of being remedied, is not remedied to the Lender’s satisfaction within twenty (20) days after notice from the Lender to the Borrower requiring such remedy; or
     (d) any representation, warranty or statement which is made by the Borrower in or in connection with this Loan Agreement or any of the other Basic Agreements to which it is a party or the Borrower in this Loan Agreement or any other of the Basic Agreements to which it is a party, or the Guarantor in the Guaranty, proves to have been incorrect in any material respect as and when made and, in the reasonable opinion of Lender, Borrower’s ability to perform its obligations under any of the Basic Agreements is or will be materially and adversely affected as a result thereof; or
     (e) (i) the Borrower or the Guarantor will commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, the Borrower or the Guarantor will make a general assignment for the benefit of its creditors; or (ii) there will be commenced against the Borrower or the Guarantor any case, proceeding or other action of a nature referred to in subsection (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there will be commenced against the Borrower or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which will not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or the Guarantor will take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in subsection (i), (ii), or (iii) above; or (v) the Borrower or the Guarantor will generally not, or will be unable to, or will admit in writing its inability to, pay its debts as they become due; or
     (f) any of the Security Agreements ceases to constitute a valid and duly perfected first priority Security Interest on the Collateral therein identified, or any event of default will have occurred under any of the Security Agreements; or
     (g) the Borrower will not have good and marketable title to any Aircraft (other than as such title may be affected by the Security Interest of the Security Agreements in favor of the Lender and other Permitted Liens); or
     (h) the Borrower shall fail to carry and maintain on or with respect to the Aircraft insurance required to be maintained in accordance with the provisions of the Security Agreements; or
     (i) the Borrower shall fail to maintain the Aircraft in accordance with the provisions of the Security Agreements, which failure shall cause the Aircraft to be grounded, whether temporarily or permanently;
     (j) a default or event of default shall have occurred under any of the Loan and Security Documents, and such default or event of default shall not have been cured within the time period, if any, allowed for such cure; or
     (k) the occurrence of an Event of Default under that certain Credit Enhancement Agreement between Borrower and Guarantor.
then, and in any such event, (A) if such event is an Event of Default specified in clause (e) above, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement (including the Prepayment Fee), the Note and the other Basic Agreements will immediately become due and payable and (B) if such event is any other Event of Default, the Lender may declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement (including the Prepayment Fee), the Note and the other Basic Agreements, to be due and payable whereupon the same will immediately become due and payable. In addition to the foregoing, if any Event of Default will occur, the Lender may exercise all rights and remedies provided for under the Security Agreements and the other Basic Agreements and applicable law. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
7. MISCELLANEOUS.
     7.1 Amendments and Waivers. Neither this Loan Agreement, the Note, nor any other Basic Agreement, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. Any such waiver and any such amendment, supplement or modification will be in writing and executed by the

Borrower and the Lender and will be binding upon the Borrower, the Guarantor and the Lender. In the case of any written waiver, the Borrower and the Lender will be restored to their former position and rights hereunder and under the outstanding Note and any other Basic Agreements, and any Default or Event of Default waived in writing will be deemed to be cured and not continuing; but no such waiver will extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No previous course of dealing between the parties hereto will serve to waive or prejudice the rights of the Lender hereunder or under any of the Basic Agreements.
     7.2 Notices and Accounts. All notices, requests and demands to or upon the respective parties hereto to be effective will be in writing (including telecopy) and sent by personal delivery, reputable overnight courier or telecopy (any such telecopied notice to be followed within twenty four (24) hours by written notice by personal delivery or reputable overnight courier), and, unless otherwise expressly provided herein, will be deemed to have been duly given or made upon receipt thereof (which, in the case of a telecopy, will be deemed to be the time of receipt by the sender of a confirmation report that all pages of the telecopy transmission were properly transmitted; provided, however, that if the telecopy was transmitted later than 5:00 p.m., the recipient’s local time, the telecopy will be deemed to have been received on the succeeding Business Day), addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:
     The Borrower:
Gulfstream International Airlines, Inc.
1815 Griffin Road
Dania, Florida 33004
Telephone: (954) 359-8286
Facsimile: (954) 266-3030
     The Lender:
Irwin Union Bank and Trust Company
224 South 200 West, Suite 100
Salt Lake City, Utah 84101
Telephone: (801) 532-3383
Facsimile: (801) 532-6966

     with a copy to:
Kevin G. Glade
Ellen J.D. Toscano
Ray Quinney & Nebeker P.C.
36 South State Street, Suite 1400
Salt Lake City, Utah 84111
Telephone: (801) 532-1500
Facsimile: (801) 532-7543
Payment Instructions for the Borrower:

Bank: Irwin Union Bank and Trust Company

ABA No.: 074902341
For Credit to: Irwin Union Bank and Trust Company

Account Name: Irwin Union Commercial Loans
Reference: Gulfstream International Airlines, Inc.
     7.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     7.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith will survive the execution and delivery of this Loan Agreement and the Note.
     7.5 Payment of Expenses and Taxes. Regardless of whether or not the transactions contemplated hereby are consummated, the Borrower agrees (a) to pay or reimburse the Lender for all of its out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of this Loan Agreement, the Note, the Guaranty, and the other Basic Agreements and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender and of special FAA counsel, approval/inspection/appraisals of the Aircraft, and any and all filing, recordation, stamp or documentary fees, (b) to pay or reimburse the Lender for all of its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Loan Agreement, the Note, the Guaranty and the other Basic Documents, including without limitation, the reasonable fees and disbursements of counsel to the Lender and of special FAA counsel, (c) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Loan Agreement, the Note, the Guaranty, the other Basic Agreements and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Lender, and (d) to pay, indemnify, and hold the Lender harmless for, from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, documentary, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, the Guaranty, the other Basic Agreements and any such other documents. Unless otherwise specifically provided herein, such expenses shall be paid by wire transfer of immediately available funds to the Lender’s account specified in Section 7.2 hereof within five (5) Business Days after the Lender’s request for such reimbursement or payment.
     7.6 Successors and Assigns. This Loan Agreement will be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement and the other Basic Agreements without the prior written consent of the Lender, which consent may be granted or withheld in the Lender’s sole discretion. It is understood and agreed that the Lender may, without the consent (prior or otherwise) of the Borrower, assign or otherwise transfer or participate all or any portion of its right, title and interest in and to this Loan Agreement (including the Loan and the Note) and any of the other Basic Agreements and the Collateral. The Borrower will comply, at the Lender’s expense, with all reasonable requests of the Lender in connection with any such assignment or other transfer or participation including, without limitation, the execution of all consents and amendments in a form reasonably acceptable to the Borrower and the other party or parties thereto and the making of any and all filings reasonably required by the Lender.
     7.7 Counterparts. This Loan Agreement may be executed in multiple counterparts, which when any, but not necessarily the same, counterpart is executed by all of the parties will constitute the binding agreement of each.
     7.8 Severability. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
     7.9 Integration. This Loan Agreement represents the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Basic Agreements.
     7.10 GOVERNING LAW. THIS LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LOAN AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF UTAH WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     7.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY (I) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS LOAN AGREEMENT; (II) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN SALT LAKE COUNTY, UTAH, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS LOAN AGREEMENT; (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PARAGRAPH WILL AFFECT OR IMPAIR ANY PARTY’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR ANY PARTY’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.
     7.12 Acknowledgments. The Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Basic Agreements; and
     (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor.
     7.13 Performance by the Lender of the Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Lender may, but will have no obligation or duty to, itself perform or comply, or otherwise cause performance or compliance, with such agreement, and any and all expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, will be payable by the Borrower to the Lender on demand and will constitute Obligations secured by the Security Agreements.
8. BROKER’S COMMISSION.
     The transaction contemplated hereby is being entered into without benefit of a broker. Should any Person assert any claim against the Borrower or the Lender for fees or commissions by reason of any alleged employment to act as a broker for either the Borrower or the Lender in regard to this transaction, the party for which said person claims to have acted will defend, indemnify, and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including reasonable attorneys’ fees) incurred by, arising out of or relating to said claim.
9. GUARANTY. The Borrower hereby acknowledges that the Borrower has read and understands the terms of the Guaranty and the rights and remedies provided to the Lender and the Guarantor therein. The Borrower hereby agrees that compliance by the Lender with the rights given to the Guarantor shall not waive, affect or limit the rights of the Lender under the Basic Agreement. A determination by Lender to pursue one or more of the courses of action recommended by Guarantor with respect to one or more of the Aircraft shall not be a basis for (i) a claim or defense that Lender was not commercially reasonable in its disposition of one or more of the Aircraft under Section 70A-9a-609 of the Utah Uniform Commercial Code or (ii) a claim or defense under Section 70A-9a-626 of the Utah Uniform Commercial Code that Lender failed to comply with the requirements of Part 6 the Utah Uniform Commercial Code.
[signatures follow on next page]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Loan Agreement to be duly executed and delivered by its duly authorized representative as of the day and year first above written.

GULFSTREAM INTERNATIONAL AIRLINES, INC.,
as Borrower

By:	/s/ Thomas P. Cooper

Name:	Thomas P. Cooper
Title:	Senior Vice President – Legal Affairs

IRWIN UNION BANK AND TRUST COMPANY, as Lender

By:	/s/ Rick Stevenson

Name:	Rick Stevenson
Title:	Market President